EXHIBIT 3.2

DANA INCORPORATED

BYLAWS

As amended and restated effective

as of May 2, 2018

STOCKHOLDERS MEETINGS		1

1.	Time and Place of Meetings	1
2.	Annual Meetings	1
3.	Special Meetings	1
4.	Notice of Meetings	1
5.	Inspectors	2
6.	Quorum	2
7.	Voting; Proxies	2
8.	Conduct of Meetings	2
9.	Nature of Business at Meetings of Stockholders	3
10.	Record Dates	5
11.	List of Stockholders Entitled to Vote	6

DIRECTORS		6

12.	Function	6
13.	Number	7
14.	Election	7
15.	Nominations of Directors	7
16.	Proxy Access for Director Nominations	11
17.	Submission of Representation and Agreement	18
18.	Vacancies and Newly Created Directorships	19
19.	Removal	19
20.	Resignation	19
21.	Regular Meetings	19
22.	Special Meetings	19
23.	Quorum	19
24.	Participation in Meetings by Remote Communications	20
25.	Board Action Without Meeting	20
26.	Lead Independent Director	20
27.	Committees	20
28.	Compensation	20
29.	Rules	21

NOTICES		21

30.	Generally	21
31.	Waivers	21

OFFICERS		21

32.	Generally	21
33.	Compensation	22
34.	Succession	22
35.	Authority and Duties	22

i

STOCK		22

36.	Certificates	22
37.	Classes of Stock	22
38.	Lost, Stolen or Destroyed Certificates	22

GENERAL		23

39.	Fiscal Year	23
40.	Reliance Upon Books, Reports and Records	23
41.	Amendments	23
42.	Certain Defined Terms	23

ii

STOCKHOLDERS MEETINGS

1. Time and Place of Meetings. All meetings of stockholders will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors of the Company (the “Board”) from time to time or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the Chief Executive Officer, the President or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

2. Annual Meetings. At each annual meeting of stockholders, the stockholders will elect directors of the Company (“Directors”) and will transact such other business as may properly be brought before the meeting in accordance with Bylaw 9.

3. Special Meetings. A special meeting of stockholders may be called only by (i) the Chairman, (ii) the President, or (iii) the Secretary within ten calendar days after receipt by the Chairman and the Secretary of the written request of (A) a majority of the Directors then in office or (B) the holders of at least 20% of the voting power of the outstanding Voting Stock, voting together as a single class, in each case to transact only such business as is specified in the Company’s notice of the meeting. For the purposes of these Bylaws, “Voting Stock” means capital stock of the Company of any class or series entitled to vote generally in the election of Directors. A stockholder request for a special meeting pursuant to this Bylaw 3 must be signed by each stockholder requesting the special meeting, or a duly authorized agent of such stockholder, and must be accompanied by a notice that contains the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of business proposed to be brought before a meeting pursuant to Bylaw 9(a)(iii) and/or a stockholder’s notice of a nomination pursuant to Bylaw 15(a)(iii), as applicable. Any person providing any information to the Company pursuant to this Bylaw 3 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the special meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

4. Notice of Meetings. Notice of every meeting of stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given, in a form permitted by Bylaw 30 or by the General Corporation Law of the State of Delaware, as amended (the “DGCL”), not less than ten nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided by law. When a meeting is adjourned to another place, date, or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

5. Inspectors. If required by law, the Board will, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting will appoint one or more inspectors to act at the meeting. The inspector(s) shall have such powers and duties as provided in Section 231 of the DGCL, or any successor provision.

6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the voting power of the outstanding Voting Stock entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at a meeting of stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, by the affirmative vote of the holders of a majority of the voting power thereof, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

7. Voting; Proxies. Except as otherwise provided by law, by the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the DGCL, or any successor provision. When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders in all matters other than the election of Directors, or as otherwise provided in these Bylaws, the Certificate of Incorporation, a Preferred Stock Designation, the rules and listing standards of the principal United States securities exchanges upon which the capital stock of the Company is listed or traded, or by any law, rule or regulation applicable to the Company’s securities.

8. Conduct of Meetings. The Chairman, or such other officer of the Company designated from time to time by a majority of the total number of Directors that the Company would have if there were no vacancies on the Board (the “Whole Board”), will call meetings of stockholders to order and will act as presiding officer thereof and may adjourn any meeting of stockholders from time to time. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxy holders) that may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his or her proxy holder may be excluded from any meeting of stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders, by ruling on all procedural questions that may arise during or in connection with the meeting, and by determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting.

9. Nature of Business at Meetings of Stockholders.

(a) Annual Meetings of Stockholders.

(i) The proposal of business to be considered by the stockholders (other than nominations for election to the Board, which must comply with provisions of Bylaw 15 or Bylaw 16, as applicable) may be made at an annual meeting of stockholders only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board (or any duly authorized committee thereof) or (C) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Bylaw 9(a) is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with all applicable procedures set forth in this Bylaw 9.

(ii) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder pursuant to Bylaw 9(a)(i)(C), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Company and any such proposed business must constitute a proper matter for stockholder action. To be timely, such stockholder’s notice must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the open of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 25 days before or after such anniversary date, such stockholder’s notice must be so received not later than the close of business on the 10th day following the day on which notice of the date of such annual meeting is first mailed or otherwise distributed to stockholders or public announcement of the date of such annual meeting is first made by the Company, whichever occurs first. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) To be in proper written form, such stockholder’s notice shall set forth or be accompanied by: (A) as to each matter that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in (or anticipated benefit from) such business of such stockholder, the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates; (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (1) the name and address of such person (including, if applicable, the name and address of such person as they appear on the Company’s books), (2)(a) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such person and any affiliates or associates of such person and (b) the name of each nominee holder of shares of all capital stock of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of capital stock of the Company held by each such nominee holder, (3) a description of any agreement, arrangement or understanding (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to the Company or the proposal, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, forward contracts, swaps, contract of sales, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such person, or any affiliates or associates of such person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, or any affiliates or associates of such person, with respect to shares of stock of the Company, and (5) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by such person with respect to the proposed business pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (C) a representation that the stockholder giving the notice (or a qualified representative thereof) intends to appear at the meeting to propose such business; and (D) a representation as to whether the stockholder giving the notice or any beneficial owners on whose behalf the proposal is made intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal. Any person providing any information to the Company pursuant to this Bylaw 9(a) shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

(c) General.

(i) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Bylaw 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by Bylaw 9(a)(iii)(D) and (ii) if any proposed business was not proposed in compliance with this Bylaw 9, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bylaw 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this Bylaw 9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Bylaw 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Bylaw 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals of business to be considered pursuant to this Bylaw 9 (including Bylaw 9(a)(i)(C)).

(iv) Nothing in this Bylaw 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

10. Record Dates.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting as provided in the Certificate of Incorporation, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

(d) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

11. List of Stockholders Entitled to Vote. The officer who has charge of the Company’s stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Company. The list of stockholders must also be open to examination at the meeting as required by applicable law.

DIRECTORS

12. Function. The business and affairs of the Company will be managed under the direction of the Board.

13. Number. Subject to (i) the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, and (ii) the minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board.

14. Election.

(a) Except as otherwise provided in Bylaw 18, Directors shall be elected at each annual meeting of stockholders by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of Directors.

(b) Any nominee for Director in an uncontested election (i.e., an election where the number of nominees does not exceed the number of Directors to be elected) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following certification of the shareholder vote, offer his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other actions should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it deems appropriate and relevant, including, without limitation, the Director’s length of service, particular qualifications and contributions to the Company, the reasons underlying the voting results, if known, and whether the underlying reasons are curable, as well as the Company’s other corporate governance practices. In making its recommendation to the Board, the Nominating and Corporate Governance Committee may consider possible remedies in addition to acceptance of the resignation. A Director who is required to offer his or her resignation in accordance with the foregoing shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such Director’s resignation is not accepted by the Board, such Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board pursuant to these Bylaws or the Certificate of Incorporation.

15. Nominations of Directors.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board may be made at an annual meeting of stockholders only (A) by or at the direction of the Board (or any duly authorized committee thereof), (B) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Bylaw 15(a) is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with all applicable procedures set forth in this Bylaw 15 or (C) by any stockholder (or group of stockholders) who meets the requirements of and complies with all applicable procedures set forth in Bylaw 16.

(ii) In addition to any other applicable requirements, for a nomination to be made at an annual meeting by a stockholder pursuant to Bylaw 15(a)(i)(B), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, such stockholder’s notice must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the open of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 25 days before or after such anniversary date, such stockholder’s notice must be so received not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is first mailed or otherwise distributed to stockholders or public announcement of the date of such annual meeting is first made by the Company, whichever occurs first. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) To be in proper written form, such stockholder’s notice must set forth or be accompanied by: (A) as to each person whom the stockholder proposes to nominate for election as a Director (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3)(a) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such person and any affiliates or associates of such person, and (b) the name of each nominee holder of shares of all capital stock of the Company owned beneficially but not of record by such person, or any affiliates or associates of such person, and the number of such shares of capital stock of the Company held by each such nominee holder, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, forward contracts, swaps, contract of sales, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such person, or any affiliates or associates of such person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, or any affiliates or associates of such person, with respect to shares of stock of the Company, (5) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, (6) such person’s written representation and agreement required by Bylaw 17, and (7) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is made (1) the name and address of such person (including, if applicable, the name and address of such person as they appear on the Company’s books), (2)(a) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such person and any affiliates or associates of such person, and (b) the name of each nominee holder of shares of all capital stock of the Company owned beneficially but not of record by such person, or any affiliates or associates of such person, and the number of such shares of capital stock of the Company held by each such nominee holder, (3) a description of (a) any agreement, arrangement or understanding (whether written or oral) between or among such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (b) any agreement, arrangement or understanding (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Company or their ownership of capital stock of the Company and (c) any material interest of such person, or any affiliates or associates of such person, in such nomination (including any anticipated benefit therefrom), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, forward contracts, swaps, contract of sales, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such person, or any affiliates or associates of such person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, or any affiliates or associates of such person, with respect to shares of stock of the Company, and (5) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (C) a representation that the stockholder giving the notice (or a qualified representative thereof) intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and (D) a representation as to whether the stockholder giving the notice or any beneficial owners on whose behalf the nomination is made intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock which, together with the holdings of such stockholder and all such beneficial owners, is sufficient to elect the nominee(s), and/or (2) otherwise to solicit proxies from stockholders in support of such nominee(s).

(b) Special Meetings of Stockholders.

(i) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Company’s notice of meeting (A) by or at the direction of the Board (or any duly authorized committee thereof), or (B) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Bylaw 15(b) is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with all applicable procedures set forth in this Bylaw 15. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder who meets the requirements of the foregoing clause (B) may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting.

(ii) In addition to any other applicable requirements, for a nomination to be made at a special meeting by a stockholder pursuant to Bylaw 15(b)(i)(B), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, such stockholder’s notice must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which notice of the date of such special meeting is first mailed or otherwise distributed to stockholders or public announcement of the date of such special meeting is first made by the Company, whichever occurs first. In no event shall the adjournment or postponement of a special meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Bylaw 15(a)(iii).

(c) Additional Information. In addition to the information required pursuant to Bylaw 15(a), 15(b) or any other provision of these Bylaws, the Company may require any proposed nominee to furnish any other information (A) that may reasonably be requested by the Company to determine whether the nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the capital stock of the Company is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (C) that may reasonably be requested by the Company to determine the eligibility of such nominee to serve as a Director.

(d) Updates and Supplements. Any person providing any information to the Company pursuant to this Bylaw 15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed.

(e) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw 15 or in Bylaw 16 shall be eligible to be elected to serve as Directors. Except as otherwise provided by law or these Bylaws (including Bylaw 16), the presiding officer of the meeting shall have the power and duty (A) to determine whether a nomination was made in accordance with the procedures set forth in this Bylaw 15 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by this Bylaw 15, and (B) if any proposed nomination was not made in compliance with this Bylaw 15, to declare that such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. Notwithstanding the foregoing provisions of this Bylaw 15, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination made pursuant to this Bylaw 15, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bylaw 15, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this Bylaw 15, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Bylaw 15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Bylaw 15; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Bylaw 15 (including Bylaw 15(a)(i)(B) and Bylaw 15(b)(i)(B)).

(iv) Nothing in this Bylaw 15 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

16. Proxy Access for Director Nominations.

(a) Information to be Included in the Company’s Proxy Materials. Whenever the Board solicits proxies with respect to the election of Directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this Bylaw 16, the Company shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board pursuant to this Bylaw 16 (a “Stockholder Nominee”) by an Eligible Stockholder (as defined in Bylaw 16(d)) who expressly elects at the time of providing the notice required by this Bylaw 16 to have such nominee included in the Company’s proxy materials pursuant to this Bylaw 16. For purposes of this Bylaw 16, the “Required Information” that the Company will include in its proxy statement is (i) the information provided to the Secretary of the Company concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Bylaw 16(h)). For the avoidance of doubt, nothing in this Bylaw 16 shall limit the Company’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Company’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Company pursuant to this Bylaw 16. Subject to the provisions of this Bylaw 16, the name of any Stockholder Nominee included in the Company’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Company in connection with such annual meeting.

(b) Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Bylaw 16, the Eligible Stockholder must have given timely notice thereof (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Company. To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day, nor earlier than the open of business on the 150th day, prior to the anniversary of the date that the Company first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Bylaw 16.

(c) Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Company’s proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Bylaw 16 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 25% (such number, as it may be adjusted pursuant to this Bylaw 16(c)), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Company’s proxy materials as nominees recommended by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Company by such stockholder or group of stockholders) and (ii) the number of Directors in office as of the Final Proxy Access Nomination Date who were included in the Company’s proxy materials as Stockholder Nominees for any of the three preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whom the Board decides to nominate for re-election to the Board. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Company’s proxy materials pursuant to this Bylaw 16 whose nomination is subsequently withdrawn or whom the Board decides to nominate for election to the Board shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Bylaw 16 shall rank such Stockholder Nominees based on the order in which the

Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Bylaw 16 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Bylaw 16 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Bylaw 16 from each Eligible Stockholder will be selected for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock of the Company each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Bylaw 16 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Bylaw 16 from each Eligible Stockholder will be selected for inclusion in the Company’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Bylaw 16, the Company shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Bylaw 16 for any meeting of stockholders for which the Secretary of the Company receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for stockholder nominees set forth in Bylaw 15.

(d) Eligible Stockholder. An “Eligible Stockholder” is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Bylaw 16(e)) continuously for at least three years (the “Minimum Holding Period”) a number of shares of Voting Stock of the Company that represents at least 3% of the voting power of the outstanding Voting Stock as of the date the Notice of Proxy Access Nomination is received by the Secretary at the principal executive offices of the Company in accordance with this Bylaw 16 (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Bylaw 16. A “Qualifying Fund Group” is a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Bylaw 16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the 3% ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Bylaw 16 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e) Definition of Ownership. For purposes of this Bylaw 16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of Voting Stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Bylaw 16, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Company’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of Voting Stock of the Company are “owned” for these purposes shall be determined by the Board (or any duly authorized committee thereof). For purposes of this Bylaw 16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(f) Form of Notice. To be in proper written form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i) a statement by the Eligible Stockholder setting forth and certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Company, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding

Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv) the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Bylaw 15(a)(iii);

(v) a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Bylaw 16, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (E) has not distributed and will not distribute to any stockholder of the Company any form of proxy for the annual meeting other than the form distributed by the Company, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) a statement indicating whether the Eligible Stockholder intends to continue to own the Required Shares for at least one year following the annual meeting;

(vii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, (B) indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Bylaw 16 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Company relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(viii) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Company and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Bylaw 16 (including withdrawal of the nomination); and

(ix) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Company that demonstrates that the funds are part of the same Qualifying Fund Group.

(g) Additional Required Information. In addition to the information required pursuant to Bylaw 16(f) or any other provision of these Bylaws, (i) the Company may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Company to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Company to determine the eligibility of such Stockholder Nominee to be included in the Company’s proxy materials pursuant to this Bylaw 16 or to serve as a Director, and (ii) the Company may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Company to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(h) Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the Company, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Bylaw 16, the Company may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(i) Correction of Defects; Updates and Supplements. In the event that any information or communications provided by an Eligible Stockholder or its Stockholder Nominee to the Company or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, (i) such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any such defect and of the information that is required to correct any such defect and (ii) such Eligible Stockholder shall indemnify and hold harmless the Company against any liability, loss or damages associated with correcting any such defect, including any costs incurred by the Corporation in connection with preparing and distributing any supplemental or amended proxy materials. In addition, any person providing any information to the Company pursuant to this Bylaw 16 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Bylaw 16(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Company relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Bylaw 16).

(j) Stockholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Bylaw 16, the Company shall not be required to include in its proxy materials, pursuant to this Bylaw 16, any Stockholder Nominee (i) who would not (A) be an independent Director under the Independence Standards, (B) meet the audit committee independence requirements under the rules and listing standards of the principal United States securities exchanges upon which the capital stock of the Company is listed or traded, (C) qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act or (D) qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (ii) whose election as a member of the Board would cause the Company to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the capital stock of the Company is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) whose current or former business or personal interests place such Stockholder Nominee in a conflict of interest with the Company or any of its subsidiaries that would interfere with such Stockholder Nominee’s ability to fully meet the fiduciary duties of Directors under applicable law, (v) who is or has been subject to any event specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K under the Exchange Act, without reference to whether such event is material to an evaluation of the ability or integrity of the Stockholder Nominee, or (vi) who shall have provided any information to the Company or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k) Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Bylaw 16 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Company’s proxy materials pursuant to this Bylaw 16 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board (or any duly authorized committee thereof) or the presiding officer of the annual meeting, (A) the Company may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the Board (or any duly authorized committee thereof) or the presiding officer of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company. In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Bylaw 16, such nomination shall be declared invalid and disregarded as provided in clause (C) above. For purposes of this Bylaw 16, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(l) Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Bylaw 16 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with Bylaw 15.

(m) General.

(i) For purposes of this Bylaw 16, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(ii) This Bylaw 16 provides the exclusive method for a stockholder to include nominees for election to the Board in the Company’s proxy materials.

17. Submission of Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director, a person must deliver to the Company a written representation and agreement that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a Director that has not been disclosed to the Company in such representation and agreement, (iii) will comply with the requirements of Bylaw 14(b), (iv) would be in compliance, if elected as a Director, and will comply with the Company’s standards of business conduct, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Company applicable to Directors and (v) will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all Directors, including promptly submitting all completed and signed questionnaires required of the Company’s Directors.

18. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board resulting from resignation, disqualification, removal, death or other cause may be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office until the next annual meeting of stockholders and until such Director’s successor is duly elected and qualified or until such Director’s earlier resignation, disqualification, removal or death. No decrease in the authorized number of Directors will shorten the term of any Director.

19. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only in the manner provided in the Certificate of Incorporation.

20. Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Chairman or the Secretary. Any resignation is effective when the resignation is delivered to the Company unless the resignation specified a later effective date or an effective date determined upon the happening of an event or events.

21. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

22. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day’s notice to each Director by whom such notice is not waived, given in a form permitted by Bylaw 30 or by the DGCL, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of a majority of at least two Directors. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

23. Quorum. At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business. Except for action to be taken by committees of the Board as provided in Bylaw 27, and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors, by the vote of a majority of the Directors present at such meeting, may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

24. Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

25. Board Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee designated by the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

26. Lead Independent Director. If the Company does not have a Chairman who is an independent Director, the Directors will then elect from among the independent Directors a Lead Independent Director of the Company (the “Lead Independent Director”) on an annual basis. Under such circumstances, the Lead Independent Director may call meetings of the independent Directors from time to time, and will have the following duties and responsibilities, in addition to those duties and responsibilities set forth in the Company’s corporate governance guidelines: (i) to preside at all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent Directors and (ii) to serve as the liaison between the Chairman and the independent Directors.

27. Committees. The Board may designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee will have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) making, adopting, amending or repealing any provision of these Bylaws.

28. Compensation. The Board may establish the compensation of Directors, including, without limitation, compensation for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services provided to the Company or at the request of the Board.

29. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.

NOTICES

30. Generally.

(a) Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service or, to the extent permitted by the DGCL, by electronic transmission, addressed to such Director or stockholder. Any notice sent to stockholders by mail or courier service shall be sent to the address of such stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or with the courier service. Notices sent by electronic transmission shall be deemed effective as set forth in Section 222 of the DGCL. For purposes of this Bylaw 30, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) Notices to Directors may be given by mail or courier service, telephone, electronic transmission or as otherwise may be permitted by these Bylaws.

31. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

OFFICERS

32. Generally. The officers of the Company will be elected by the Board and will consist of a Chairman, a Chief Executive Officer, a President (which offices of Chairman, Chief Executive Officer and/or President may be held by the same person if the Board so specifies), a Secretary and a Treasurer. The Board may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, the Board may authorize the Chairman to appoint any person to any office other than Chairman, Chief Executive Officer, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

33. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

34. Succession. The officers of the Company will hold office until their successors are duly elected and qualified or until such officer’s earlier resignation, disqualification, removal or death. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in Bylaw 32.

35. Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

STOCK

36. Certificates. The shares of capital stock of the Company will be represented by certificates unless the Board provides by resolution or resolutions that some or all of any or all classes or series of stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to the Company.

37. Classes of Stock. The powers, designations, preferences and relative, participating, optional, or other special rights of each class or series of stock represented by certificates, if any, and the qualifications, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificates representing such class or series of stock or, in lieu thereof, on the face or back of such certificates will be a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

38. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or uncertificated shares.

GENERAL

39. Fiscal Year. The fiscal year of the Company will end on December 31st of each year or such other date as may be fixed from time to time by the Board.

40. Reliance Upon Books, Reports and Records. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

41. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided, that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) by the Board.

42. Certain Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate of Incorporation.

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